UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

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BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2695240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234 (Zip Code)
(Address of Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-238526

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Boston Scientific Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated May 21, 2020 (the “Prospectus Supplement”), and the accompanying prospectus, dated May 20, 2020 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”). The Prospectus Supplement relates to the issuance and sale by the Company of 10,062,500 shares of 5.50% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), which includes the exercise in full by the underwriters of their option to purchase up to 1,312,500 additional shares of Mandatory Convertible Preferred Stock, at a price to the public and liquidation preference of $100.00 per share. The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-238526), filed with the Commission on May 20, 2020.

The information required by this item is incorporated by reference to the information contained in the sections under the headings “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement and “Description of Capital Stock” in the Base Prospectus. Copies of such descriptions have been filed with The New York Stock Exchange.

ITEM 2.      EXHIBITS.

Exhibit No.	Description

3.1	Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 2007)
3.2	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.1, Current Report on Form 8-K filed May 15, 2019)
3.3	Certificate of Designations of the 5.50% Mandatory Convertible Preferred Stock, Series A (incorporated herein by reference to Exhibit 3.1, Current Report on Form 8-K filed on May 27, 2020)
4.1	Specimen Certificate of the 5.50% Mandatory Convertible Preferred Stock, Series A (contained in Exhibit 3.3 above)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 28, 2020	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel